Exhibit 10.3

DEAL CUSIP NUMBER: 21664UAH9

Execution Version

AMENDMENT AND RESTATEMENT AGREEMENT

This AMENDMENT AND RESTATEMENT AGREEMENT (this “Agreement”) is entered into as of March 1, 2016 among (i) THE COOPER COMPANIES, INC., a Delaware corporation (the “Borrower”), (ii) the Subsidiary Guarantors (as defined in the Restated Loan Agreement referred to below) executing signature pages hereto, (iii) the Lenders (as defined below) executing signatures page hereto and (iv) KEYBANK NATIONAL ASSOCIATION, as the administrative agent (the “Administrative Agent”).

RECITALS:

A. The Borrower, the Administrative Agent and the lenders party thereto (each, a “Lender” and collectively, the “Lenders”) are parties to the Term Loan Agreement, dated as of August 4, 2014, as amended by Amendment No. 1 to Term Loan Agreement, dated as of August 21, 2015 (as in effect on the date hereof prior to giving effect to this Agreement, the “Existing Loan Agreement”).

B. The Borrower, the Administrative Agent and the Lenders party hereto desire to amend and restate the Existing Loan Agreement.

C. The “Subsidiary Guarantors” (as referred to and defined in the Existing Loan Agreement), the Administrative Agent and the Lenders party hereto desire to amend and restate the “Subsidiary Guaranty” (as referred to and defined in the Existing Loan Agreement, the “Existing Subsidiary Guaranty”).

D. The parties hereto have agreed to such amendments and restatements on the terms and conditions set forth herein.

AGREEMENT:

In consideration of the premises and mutual covenants herein and for other valuable consideration, the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Lenders party hereto agree as follows:

Section 1. Definitions. Unless otherwise defined herein, each capitalized term used in this Agreement and not defined herein shall be defined in accordance with the Restated Loan Agreement.

Section 2. Amendment and Restatement of the Existing Loan Agreement.

2.1 Effective on the Restatement Effective Date (as defined below), the Existing Loan Agreement is hereby amended and restated in its entirety to read as set forth in Annex A hereto (the “Restated Loan Agreement”). From and after the effectiveness of such amendment and restatement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, as used in the Restated Loan Agreement, shall, unless the context otherwise requires, refer to the Restated Loan Agreement, and the term “Loan Agreement”, as used in the other Loan Documents, shall mean the Restated Loan Agreement.

2.2 All “Loans” as defined in, and outstanding under, the Existing Loan Agreement on the Restatement Effective Date shall continue to be outstanding under the Restated Loan Agreement in accordance with the terms thereof, and on and after the Restatement Effective Date the terms of the Restated Loan Agreement will govern the rights and obligations of the Borrower, the other Loan Parties, the Lenders and the Administrative Agent with respect thereto.

2.3 The amendment and restatement of the Existing Loan Agreement as contemplated hereby shall not be construed to discharge or otherwise affect any obligations of the Borrower accrued or otherwise owing under the Existing Loan Agreement that have not been satisfied, it being understood that such obligations will constitute obligations under the Restated Loan Agreement.

Section 3. Amendment and Restatement of the Existing Subsidiary Guaranty. Effective on the Restatement Effective Date (as defined below), the Existing Subsidiary Guaranty is hereby amended and restated in its entirety to read as set forth in the Subsidiary Guaranty. The amendment and restatement of the Existing Subsidiary Guaranty as contemplated hereby shall not be construed to discharge or otherwise affect any obligations of the “Subsidiary Guarantors” (as referred to and defined in the Existing Loan Agreement) accrued or otherwise owing under the Existing Loan Agreement or the Existing Subsidiary Guaranty that have not been paid, it being understood that such obligations will constitute obligations pursuant to the Subsidiary Guaranty.

Section 4. Effectiveness. This Agreement, the amendment and restatement of the Existing Loan Agreement pursuant to Section 2 of this Agreement and the amendment and restatement of the Existing Subsidiary Guaranty pursuant to Section 3 of this Agreement shall in each case become effective on the date upon which each of the conditions precedent set forth in Section 4.01 of the Restated Loan Agreement are satisfied (the “Restatement Effective Date”).

Section 5. Miscellaneous.

5.1 Representations and Warranties. The Borrower and each Subsidiary Guarantor, by signing below, hereby represents and warrants to the Administrative Agent and the Lenders that:

a. the Borrower and each Subsidiary Guarantor has the legal power and authority to execute and deliver this Agreement;

b. the officers executing this Agreement on behalf of the Borrower and each Subsidiary Guarantor have been duly authorized to execute and deliver the same and bind the Borrower or such Subsidiary Guarantor with respect to the provisions hereof;

c. no Default or Event of Default exists under the Restated Loan Agreement, nor will any occur immediately after the execution and delivery of this Agreement;

d. each of this Agreement, the Restated Loan Agreement and the Subsidiary Guaranty constitutes the legal, valid and binding agreement and obligation of each Loan Party party thereto, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); and

e. each of the representations and warranties set forth in Article III of the Restated Loan Agreement is true and correct in all material respects (or in all respects if such representation or warranty is qualified by Material Adverse Effect or other materiality qualifier) as of the Restatement Effective Date (except to the extent that any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date).

5.2 No Novation. This Agreement shall not extinguish the Loans or other obligations outstanding under the Existing Loan Agreement or the Existing Subsidiary Guaranty. This Agreement shall be a Loan Document for all purposes.

5.3 Reaffirmation. Each of the Loan Parties hereby (a) ratifies and reaffirms all of its remaining payment and performance obligations, contingent or otherwise, if any, under the Existing Loan Agreement, the Existing Subsidiary Guaranty and each of the other Loan Documents to which it is a party, and (b) to the extent such Loan Party guaranteed the Obligations or any portion thereof, hereby ratifies and reaffirms such guaranties.

5.4 Entire Agreement. This Agreement, together with the Restated Loan Agreement, the Subsidiary Guaranty and the other Loan Documents, integrates all the terms and conditions mentioned herein or incidental hereto and supersedes all oral representations and negotiations and prior writings with respect to the subject matter hereof.

5.5 Counterparts This Agreement may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

5.6 Governing Law; Jurisdiction; Consent to Service of Process.

a. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

b. Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Loan Party or its properties in the courts of any jurisdiction.

c. Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

d. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01 of the Restated Loan Agreement. Nothing in this

Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

5.7 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Signature pages follow.]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the date first above written.

THE COOPER COMPANIES, INC., as the Borrower

By:	/s/ Carol R. Kaufman
	Name:	Carol R. Kaufman
	Title:	Executive Vice President, Secretary, Chief Administrative Officer & Chief Governance Officer

COOPERVISION, INC., as a Subsidiary Guarantor

By:	/s/ Carol R. Kaufman
	Name:	Carol R. Kaufman
	Title:	Senior Vice President & Secretary

COOPERSURGICAL, INC., as a Subsidiary Guarantor

By:	/s/ Carol R. Kaufman
	Name:	Carol R. Kaufman
	Title:	Vice President & Secretary

COOPER MEDICAL, INC., as a Subsidiary Guarantor

By:	/s/ Carol R. Kaufman
	Name:	Carol R. Kaufman
	Title:	Vice President & Secretary

ORIGIO INC., as a Subsidiary Guarantor

By:	/s/ Carol R. Kaufman
	Name:	Carol R. Kaufman
	Title:	Vice President & Secretary

KEYBANK NATIONAL ASSOCIATION,
as the Administrative Agent and a Lender

By:	/s/ Marianne T. Meil
Name:	Marianne T. Meil
Title:	Senior Vice President

Signature Page to

Amendment and Restatement Agreement,

dated as of the date first above written,

among The Cooper Companies, Inc., as the Borrower,

the Subsidiary Guarantors party thereto,

Key Bank National Association, as the Administrative Agent, and

the Lenders party thereto

Name of Institution:	Bank of America, N.A.

	By:	/s/ John C. Plecque
		Name:	John C. Plecque
		Title:	Senior Vice President

Signature Page to

Amendment and Restatement Agreement,

dated as of the date first above written,

among The Cooper Companies, Inc., as the Borrower,

the Subsidiary Guarantors party thereto,

Key Bank National Association, as the Administrative Agent, and

the Lenders party thereto

Name of Institution:	DNB CAPITAL LLC, as Lender

	By:	/s/ Kristie Li
		Name:	Kristie Li
		Title:	Senior Vice President

	By:	/s/ Philip F. Kupiewski
		Name:	Kristie Li
		Title:	Senior Vice President

Signature Page to

Amendment and Restatement Agreement,

dated as of the date first above written,

among The Cooper Companies, Inc., as the Borrower,

the Subsidiary Guarantors party thereto,

Key Bank National Association, as the Administrative Agent, and

the Lenders party thereto

Name of Institution:	MUFG Union Bank, N.A.

	By:	/s/ Henry G. Montgomery
		Name:	Henry G. Montgomery
		Title:	Director

Signature Page to

Amendment and Restatement Agreement,

dated as of the date first above written,

among The Cooper Companies, Inc., as the Borrower,

the Subsidiary Guarantors party thereto,

Key Bank National Association, as the Administrative Agent, and

the Lenders party thereto

Name of Institution:	Citibank, N.A.

	By:	/s/ Pranjal Gambhir
		Name:	Pranjal Gambhir
		Title:	Vice President

Signature Page to

Amendment and Restatement Agreement,

dated as of the date first above written,

among The Cooper Companies, Inc., as the Borrower,

the Subsidiary Guarantors party thereto,

Key Bank National Association, as the Administrative Agent, and

the Lenders party thereto

Name of Institution:	HSBC BANK USA, N.A.

	By:	/s/ Mario G De Lecce
		Name:	Mario G De Lecce
		Title:	Vice President

Signature Page to

Amendment and Restatement Agreement,

dated as of the date first above written,

among The Cooper Companies, Inc., as the Borrower,

the Subsidiary Guarantors party thereto,

Key Bank National Association, as the Administrative Agent, and

the Lenders party thereto

Name of Institution:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Alex Rogin
		Name:	Alex Rogin
		Title:	Executive Director

Signature Page to

Amendment and Restatement Agreement,

dated as of the date first above written,

among The Cooper Companies, Inc., as the Borrower,

the Subsidiary Guarantors party thereto,

Key Bank National Association, as the Administrative Agent, and

the Lenders party thereto

Name of Institution:	U.S. Bank National Association

	By:	/s/ David C. Mruk
		Name:	David C. Mruk
		Title:	SVP

Signature Page to

Amendment and Restatement Agreement,

dated as of the date first above written,

among The Cooper Companies, Inc., as the Borrower,

the Subsidiary Guarantors party thereto,

Key Bank National Association, as the Administrative Agent, and

the Lenders party thereto

Name of Institution:	Wells Fargo Bank, N.A.

	By:	/s/ Gavin Smith
		Name:	Gavin Smith
		Title:	Vice President

Signature Page to

Amendment and Restatement Agreement,

dated as of the date first above written,

among The Cooper Companies, Inc., as the Borrower,

the Subsidiary Guarantors party thereto,

Key Bank National Association, as the Administrative Agent, and

the Lenders party thereto

Name of Institution:	PNC Bank, National Association

	By:	/s/ Deborah M. Lee
		Name:	Deborah M. Lee
		Title:	Vice President

Signature Page to

Amendment and Restatement Agreement,

dated as of the date first above written,

among The Cooper Companies, Inc., as the Borrower,

the Subsidiary Guarantors party thereto,

Key Bank National Association, as the Administrative Agent, and

the Lenders party thereto

Name of Institution:	Compass Bank

	By:	/s/ Tyler Mei
		Name:	Tyler Mei
		Title:	Senior Vice President

ANNEX A

AMENDED AND RESTATED $700 MILLION TERM LOAN AGREEMENT

dated as of

March 1, 2016

among

THE COOPER COMPANIES, INC.,

as Borrower,

THE LENDERS NAMED HEREIN,

as Lenders,

KEYBANK NATIONAL ASSOCIATION,

as Administrative Agent,

BANK OF AMERICA, N.A.

DNB BANK ASA NEW YORK BRANCH,

MUFG UNION BANK, N.A.,

CITIBANK, N.A., and

HSBC BANK USA, NATIONAL ASSOCIATION,

as Syndication Agents,

JPMORGAN CHASE BANK, N.A.,

U.S. BANK, NATIONAL ASSOCIATION, and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Documentation Agents,

and

KEYBANC CAPITAL MARKETS INC.,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

DNB BANK ASA, NEW YORK BRANCH,

MUFG UNION BANK, N.A.,

CITIGROUP GLOBAL MARKETS INC., and

HSBC BANK USA, NATIONAL ASSOCIATION,

as Joint Bookrunners and Joint Lead Arrangers

$700,000,000 Term Loan Facility

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

		Page

Section 10.17	No Advisory or Fiduciary Responsibility	64
Section 10.18	[Reserved]	64
Section 10.19	Acknowledgment and Consent to Bail-In of EEA Financial Institutions	64

iii

SCHEDULES:

Schedule 1.01(a) – Lenders and Commitments

Schedule 1.01(b) – Subsidiary Guarantors

Schedule 3.06 – Disclosed Matters

Schedule 3.14 – Subsidiaries

Schedule 6.03 – Existing Liens

Schedule 6.04 – Existing Indebtedness

EXHIBITS:

Exhibit A – Form of Assignment and Assumption

Exhibit B – Form of Compliance Certificate

Exhibit C-1 – U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)

Exhibit C-2 – U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)

Exhibit C-3 – U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes)

Exhibit C-4 – U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes)

Exhibit D – Form of Note

Exhibit E – Form of Borrowing Request

This AMENDED AND RESTATED $700 MILLION TERM LOAN AGREEMENT (this “Agreement”) is entered into as of March 1, 2016 among THE COOPER COMPANIES, INC., a Delaware corporation (the “Borrower”), the Lenders from time to time party hereto, each of BANK OF AMERICA, N.A., DNB BANK ASA, NEW YORK BRANCH, MUFG UNION BANK, N.A., CITIBANK, N.A., and HSBC BANK USA, NATIONAL ASSOCIATION, as a Syndication Agent, each of JPMORGAN CHASE BANK, N.A., U.S. BANK, NATIONAL ASSOCIATION, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Documentation Agent, and KEYBANK NATIONAL ASSOCIATION, as Administrative Agent (each, as defined below).

WHEREAS, the Borrower, the Lenders and the Administrative Agent are currently party to the Term Loan Agreement, dated as of August 4, 2014, as amended by Amendment No. 1 to Term Loan Agreement, dated as of August 21, 2015 (as in effect on the date hereof prior to giving effect to this Agreement, the “Existing Loan Agreement”);

WHEREAS, the Borrower, the other Loan Parties, the Lenders party to the Amendment and Restatement Agreement and the Administrative Agent desire to (i) amend and restate the Existing Loan Agreement in its entirety, (ii) re-evidence the “Obligations” under, and as defined in, the Existing Loan Agreement, which shall be repayable in accordance with the terms of this Agreement, and (iii) set forth the terms and conditions under which the Lenders will, from time to time, make loans and extend other financial accommodations to or for the benefit of the Loan Parties;

WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Loan Agreement or be deemed to evidence or constitute full repayment of such obligations and liabilities, but that this Agreement amend and restate in its entirety the Existing Loan Agreement and re-evidence the obligations and liabilities of the Borrower and the other Loan Parties outstanding thereunder, which shall be payable in accordance with the terms hereof; and

WHEREAS, it is also the intent of the Borrower and the “Subsidiary Guarantors” (as referred to and defined in the Existing Loan Agreement) to confirm that all obligations under the “Loan Documents” (as referred to and defined in the Existing Loan Agreement) shall continue in full force and effect as modified and/or restated by the Loan Documents (as referred to and defined herein) and that, from and after the Restatement Effective Date, all references to the “Loan Agreement” contained in any such existing “Loan Documents” shall be deemed to refer to this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree that the Existing Loan Agreement is hereby amended and restated as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (i) the acquisition of all or substantially all of the assets of any Person, or any business line or unit or division of any Person, or (ii) the acquisition or ownership of in excess of 50% of the Equity Interests of any Person, in each case whether by purchase, merger, consolidation, amalgamation or any other combination with such Person.

“Adjusted LIBO Rate” means with respect to each Interest Period for a Eurodollar Loan, (i) the rate per annum equal to the offered rate appearing on Reuters Screen LIBOR01 Page (or on the appropriate page of any successor to or substitute for such service, or, if such rate is not available, on the appropriate page of any generally recognized financial information service, as selected by the Administrative Agent from time to time) that displays an average ICE Benchmark Administration (or any successor thereto) Interest Settlement Rate at approximately 11:00 A.M. (London time) two Business Days prior to the commencement of such Interest Period, for deposits in Dollars with a maturity comparable to such Interest Period, divided by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets that may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided, however, that in the event that the rate referred to in clause (i) above is not available at any such time for any reason, then the rate referred to in clause (i) shall instead be the interest rate per annum, as determined by the Administrative Agent, to be the average of the rates per annum at which deposits in Dollars in an amount equal to the amount of such Eurodollar Loan are offered to major banks in the London interbank market at approximately 11:00 A.M. (London time), two Business Days prior to the commencement of such Interest Period, for contracts that would be entered into at the commencement of such Interest Period for the same duration as such Interest Period; provided, further, that in no event will the Adjusted LIBO Rate be less than 0%.

“Administrative Agent” means KeyBank National Association, in its capacity as administrative agent for the Lenders hereunder, and any successor thereto appointed pursuant to Article VIII.

“Administrative Agent Fee Letter” means the Fee Letter, dated as of July 30, 2014, between the Borrower and the Administrative Agent.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Party” has the meaning assigned to such term in Section 10.01(d).

“Agreement” has the meaning assigned to such term in the preamble.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1⁄2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds

Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Amendment and Restatement Agreement” means the Amendment and Restatement Agreement dated as of the date hereof, among the Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

“Applicable Rate” means, as of any date of determination:

(i) on the Restatement Effective Date and thereafter until changed in accordance with the provisions set forth in this definition, the applicable rate per annum applicable to Level IV in the table set forth below; and

(ii) commencing on the date on which a Compliance Certificate is delivered with respect to the fiscal quarter ending April 30, 2016 and continuing with each fiscal quarter thereafter, the applicable rate per annum determined in accordance with the table set forth below:

RATIO LEVEL	TOTAL LEVERAGE RATIO	EURODOLLAR – APPLICABLE RATE	ABR – APPLICABLE RATE
Level I	Less than 1.00 to 1.00	75.00 bps	00.00 bps
Level II	Greater than or equal to 1.00 to 1.00, but less than 1.50 to 1.00	87.50 bps	00.00 bps
Level III	Greater than or equal to 1.50 to 1.00, but less than 2.00 to 1.00	100.00 bps	00.00 bps
Level IV	Greater than or equal to 2.00 to 1.00, but less than 2.50 to 1.00	112.50 bps	12.50 bps
Level V	Greater than or equal to 2.50 to 1.00, but less than 3.00 to 1.00	137.50 bps	37.50 bps
Level VI	Greater than or equal to 3.00 to 1.00	150.00 bps	50.00 bps

Any increase or decrease in the Applicable Rate resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered in accordance with Section 5.01(c); provided, however, that if such Compliance Certificate is not delivered when due in accordance with Section 5.01(c), then the Applicable Rate shall be the percentage that would apply to Level VI above and it shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the date on which such Compliance Certificate is delivered (on which date the Applicable Rate shall be set at the margin based upon the calculations in such Compliance Certificate).

If at any time the financial statements upon which the Applicable Rate was determined were incorrect (whether based on a restatement, fraud or otherwise) and as a result thereof, the Total Leverage Ratio was determined incorrectly for any period, the Borrower shall be required to retroactively pay any additional amount that the Borrower would have been required to pay if such financial statements had been accurate at the time they were delivered (or, to the extent that the Borrower paid any amounts in excess of the amounts the Borrower should have paid, then the Lenders shall credit such over-payment to the Indebtedness owing by the Borrower to each such Lender).

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” means the sale, lease, transfer or other disposition (including by means of Sale and Lease-Back Transactions, and by means of mergers, consolidations, amalgamations and liquidations of a corporation, partnership or limited liability company of the interests therein of the Borrower or any Subsidiary) by the Borrower or any Subsidiary to any Person of any of the Borrower’s or such Subsidiary’s respective assets.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Authorized Officer” means any of the Chief Executive Officer, President, Chief Operating Officer, Executive Vice President, Senior Vice President, Vice President, Financial Officer or General Counsel of the applicable Loan Party.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning assigned to such term in the first paragraph of this Agreement.

“Borrowing” means Loans (or each portion thereof) of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans (or each portion thereof) as to which a single Interest Period is in effect.

“Borrowing Request” has the meaning assigned to such term in Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Capital Lease” as applied to any Person means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, should be accounted for as a capital lease on the balance sheet of that Person, subject to Section 1.04.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any Capital Lease, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Control” means the acquisition of ownership or voting control, directly or indirectly, beneficially or of record, on or after the Restatement Effective Date, by any person or group (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934, as then in effect), of shares representing more than 35% of the aggregate ordinary Voting Power represented by the issued and outstanding capital stock of the Borrower.

“Change in Law” the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means August 4, 2014.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans hereunder. The amount of each Lender’s Commitment as of the Closing Date is set forth on Schedule 1.01(a). The aggregate amount of the Lenders’ Commitments as of the Closing Date is $700,000,000. For the avoidance of doubt, the Commitment of each Lender was reduced to zero on the Funding Date after the Borrowings on such date were made.

“Commodities Hedge Agreement” means a commodities contract purchased by the Borrower or any of its Subsidiaries in the ordinary course of business, and not for speculative purposes, with respect to raw materials necessary to the manufacturing or production of goods in connection with the business of the Borrower and its Subsidiaries.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning assigned to such term in Section 10.01(d).

“Competitor” means those Persons that are competitors of the Borrower and its Subsidiaries, which Persons are identified by name in writing by the Borrower to the Administrative Agent prior to the Restatement Effective Date, as such list may be supplemented after the Restatement Effective Date by the Borrower from time to time as reasonably agreed by the Administrative Agent, it being agreed that any successor-in-interest to any Competitor shall be deemed to be reasonably agreed to by the Administrative Agent. Any such supplement to the list of Competitors after the Restatement Effective Date will become effective two Business Days after such supplement is delivered to the Administrative Agent. In no event shall a supplement apply retroactively to disqualify any Lender as of the date of such supplement.

“Compliance Certificate” has the meaning assigned to such term in Section 5.01(c).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Depreciation and Amortization Expense” means, for any period, all depreciation and amortization expenses of the Borrower and its Subsidiaries, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus the aggregate amounts deducted in determining such Consolidated Net Income in respect of (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, (iii) Consolidated Depreciation and Amortization Expense, (iv) non-recurring cash charges and non-cash charges, in each case associated with any Acquisitions and any related restructurings and investments in an aggregate amount, for all such cash charges, not to exceed the greater of $125,000,000 or 7.5% of Consolidated Total Tangible Assets in any twelve-month period, (v) restricted stock expense and stock option expense (but only to the extent deducted from the determination of Consolidated Net Income for such period), (vi) fees, costs and expenses incurred and paid by the Borrower or any of the Borrower’s Subsidiaries in connection with any litigation, judgment or settlement for any action, suit or proceeding in any court or before any arbitrator or Governmental Authority in an aggregate amount not to exceed the greater of $45,000,000 or 2.5% of Consolidated Total Tangible Assets in any twelve-month period, (vii) restructuring charges and reserves (whether or not classified as such under GAAP), including any fees, expenses or losses related to the reconstruction, recommissioning or reconfiguration of fixed assets for alternate uses or the disposal, abandonment, transfer, closing or discontinuing of operations, provided that the aggregate amount of all such charges made in cash does not exceed the greater of $45,000,000 or 2.5% of Consolidated Total Tangible Assets during any twelve-month period, (viii) any non-cash impairment charge or asset write-off or write-down related to intangible assets, goodwill, long-lived assets, and investments in debt and equity securities pursuant to GAAP, (ix) all non-cash losses from investments recorded using the equity method, (x) non-cash stock-based awards compensation expense, (xi) non-cash mark to market and other non-cash charges or non-cash expenses related to Hedge Agreement obligations, (xii) other non-cash charges (provided that if any non-cash charges referred to in this clause (xii) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent), (xiii) (A) any charges, costs, expenses, accruals or reserves incurred pursuant to any management equity plan, profits interest or stock option plan, any equity-based compensation or equity-based incentive plan, or any other management or employee benefit plan, agreement or pension plan and (B) any charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of Equity Interests of the Borrower held by management of the Borrower or any of its Subsidiaries, and (xiv) fees, costs, premiums and expenses incurred and paid by the Borrower or any of the Borrower’s Subsidiaries during any period in connection with the issuance, prepayment, or redemption of any senior Indebtedness or subordinated Indebtedness permitted to be incurred pursuant to Section 6.04, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Income Tax Expense” means, for any period, all provisions for taxes based on Consolidated Net Income (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, total interest expense (including, without limitation, that which is capitalized and that which is attributable to Capital Leases or Synthetic Leases) of the Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, but excluding (a) extraordinary gains and losses, (b) earnings, gains and losses resulting from any write-up or write-down of assets other than in the ordinary course of business, and (c) the cumulative effect of a change in accounting principles.

“Consolidated Net Indebtedness” means, on any date, the difference of (a) Consolidated Total Indebtedness as of such date, minus (b) the aggregate amount of all Unrestricted Cash.

“Consolidated Total Assets” means, on any date, all amounts that, in conformity with GAAP, would be included under the caption “total assets” (or any like caption) on a consolidated balance sheet of the Borrower at such time.

“Consolidated Total Tangible Assets” means, on any date, all amounts that, in conformity with GAAP, would be included under the caption “total assets” (or any like caption) on a consolidated balance sheet of the Borrower at such time excluding the net book value of intangible assets.

“Consolidated Total Indebtedness” means the sum (without duplication) of all Indebtedness of the Borrower and of its Subsidiaries, all as determined on a consolidated basis.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“CooperVision International” means CooperVision International Holding Company, LP, a limited partnership registered in England and Wales under No. LP3698 and duly registered under the Companies Act of Barbados.

“Credit Party” means the Administrative Agent, each Designated Hedge Creditor or any other Lender, and the respective successors and assigns of each of the foregoing.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) has become the subject of a Bail-In Action or (e) has become the subject of a Bankruptcy Event.

“Designated Hedge Agreement” means any Hedge Agreement (other than a Commodities Hedge Agreement) to which the Borrower or any Subsidiary is a party and as to which, at the time such Hedge Agreement is entered into, a Lender or any of its Affiliates is a counterparty.

“Designated Hedge Creditor” means each Person that participates as a counterparty to the Borrower or any Subsidiary pursuant to any Designated Hedge Agreement.

“Designated Persons” means, at any time, (a) any Person listed in any sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, or (b) any Person owned or controlled by any such Person or Persons described in clause (a).

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“Documentation Agent” means each of JPMorgan Chase Bank, N.A., U.S. Bank, National Association, and Wells Fargo Bank, National Association, as documentation agents under this Agreement.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof, or the District of Columbia, excluding any FSHCO and any subsidiary of either a FSHCO or a Foreign Subsidiary.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and any of its respective Related Persons or any other Person, providing for access to data protected by passcodes or other security systems.

“Eligible Assignee” means (i) a Lender (other than a Defaulting Lender), (ii) an Affiliate of a Lender, (iii) an Approved Fund, and (iv) any other Person (other than a natural Person) approved by (A) the Administrative Agent and (B) unless an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided, however, that notwithstanding the foregoing, “Eligible Assignee” shall not include (a) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (b) any Competitor.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, or other binding requirements issued, promulgated or entered into by any Governmental Authority, relating to pollution, the preservation or protection of the environment or natural resources, the generation, manufacture, use, labeling, treatment, storage, handling, transportation or Release of any Hazardous Material or, to the extent involving or related to any of the foregoing, health and safety matters.

“Environmental Liability” means any liability (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) noncompliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interest” means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) or any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, but in no event will Equity Interest include any debt securities convertible or exchangeable into equity unless and until actually converted or exchanged.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure of the Borrower or any of its ERISA Affiliates to satisfy the minimum funding standard of Section 412 and 430 of the Code or Sections 302 or 303 of ERISA with respect to any Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 303(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA (other than for PBGC premiums due but not delinquent under Section 4007 of ERISA) with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice of intent to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal (within the meanings of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Event of Loss” means, with respect to any property, (i) the actual or constructive total loss of such property or the use thereof, resulting from destruction, damage beyond repair, or the rendition of such property permanently unfit for normal use from any casualty or similar occurrence whatsoever, (ii) the destruction or damage of a portion of such property from any casualty or similar occurrence whatsoever under circumstances in which such damage cannot reasonably be expected to be repaired, or such property cannot reasonably be expected to be restored to its condition immediately prior to such destruction or damage, within 90 days after the occurrence of such destruction or damage, (iii) the condemnation, confiscation or seizure of, or requisition of title to or use of, any property, or (iv) in the case of any property located upon a leasehold, the termination or expiration of such leasehold.

“Excluded Swap Obligation” means, with respect to the Borrower or any Subsidiary Guarantor, (x) as it relates to all or a portion of the Subsidiary Guaranty of such Subsidiary Guarantor or the Borrower, any Swap Obligation if, and to the extent that, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s or the Borrower’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Subsidiary Guarantor or the Borrower becomes effective with respect to such Swap Obligation or (y) as it relates to all or a portion of the grant by such Subsidiary Guarantor or the Borrower of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s or the Borrower’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the security interest of such Subsidiary Guarantor or the Borrower becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Recipient, U.S. Federal Taxes imposed on amounts payable to or for the account of such Recipient pursuant to a law in effect on the date on which (i) such Recipient acquires such interest in the Loan or Commitment or becomes a party to this Agreement (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Recipient (if the Recipient is a Lender) changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Recipient’s assignor immediately before such Recipient acquired such interest in the Loan or Commitment or became a party hereto or to such Recipient immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (g), and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means the Credit Agreement, dated as of January 12, 2011 (as amended, restated, supplemented or modified from time to time), among the Borrower, CooperVision International, KeyBank National Association, as administrative agent, and the lenders party thereto.

“Existing Loan Agreement” has the meaning assigned to such term in the recitals of this Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any applicable intergovernmental agreements entered into in respect of such Sections, any current or future regulations or official interpretations of such Sections and agreements, and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fees” means all amounts payable pursuant to, or referred to in, Section 2.12.

“Financial Covenants” means the financial covenants set forth in Section 6.06.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Foreign Lender” means a Recipient that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FSHCO” means any Subsidiary substantially all of the assets of which consist of Equity Interests and/or Indebtedness of one or more Foreign Subsidiaries.

“Funding Date” means August 6, 2014.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranty Obligation” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means any material, substance or waste that is listed, regulated, or otherwise defined as hazardous, toxic or radioactive (or words of similar regulatory intent or meaning) under applicable Environmental Law, or the exposure to which or the Release of which could give rise to liability under any Environmental Law.

“Hedge Agreement” means (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement, in each case for the purpose of hedging the foreign currency, interest rate or commodity risk associated with the operations of the Borrower and/or its Subsidiaries.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guaranty Obligations of such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (j) for purposes of Section 6.04 and Section 7.01(g) only, all net obligations of such Person under any Hedge Agreement. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

“Interest Coverage Ratio” means, for any Testing Period, the ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense, calculated on a Pro Forma Basis.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no Interest Period shall extend beyond the Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“IRS” means the United States Internal Revenue Service.

“Joint Lead Arrangers” means KeyBanc Capital Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, DNB Bank ASA, New York Branch, MUFG Union Bank, N.A., Citigroup Global

Markets Inc. and HSBC Bank USA, National Association, as joint lead arrangers and joint bookrunners under this Agreement.

“Joint Lead Arranger Fee Letter” means the Fee Letter, dated as of July 30, 2014, among the Borrower and the Joint Lead Arrangers.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lenders” means the Persons listed on Schedule 1.01(a) and any other Person that shall have become a party hereto pursuant to Section 2.04 or an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, including without limitation, schedules and exhibits hereto, the Notes (if any), the Amendment and Restatement Agreement, the Subsidiary Guaranty, the Administrative Agent Fee Letter, the Joint Lead Arranger Fee Letter and any other agreements entered into in connection herewith or therewith, including any amendments, modifications or supplements hereto or thereto or waivers hereof or thereof.

“Loan Parties” means the Borrower and the Subsidiary Guarantors, and “Loan Party” means any one of them individually.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Loan Exposure” means, with respect to any Lender at any time, the outstanding principal amount of such Lender’s Loans.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, properties or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of any of the Loan Documents or the remedies of the Administrative Agent or the Lenders thereunder.

“Material Indebtedness” means Indebtedness (other than the Loans) of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $75,000,000 (or the equivalent amount in a foreign currency). For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Hedge Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedge Agreement were terminated at such time.

“Material Subsidiary” means each Subsidiary of the Borrower that meets any of the following conditions:

(a) the Borrower and its other Subsidiaries’ investments in and advances to such Subsidiary exceed 10% of Consolidated Total Assets; or

(b) the Borrower’s and its other Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of such Subsidiary exceeds 10% of Consolidated Total Assets; or

(c) the Borrower’s and its other Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of such Subsidiary exclusive of amounts attributable to any noncontrolling interests exceeds 10% of such income of the Borrower and its Subsidiaries consolidated for the most recently completed fiscal year.

“Maturity Date” means August 4, 2017.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“New Credit Agreement” means the Revolving Credit and Term Loan Agreement, dated as of the date hereof, among the Borrower, CooperVision International, KeyBank National Association, as administrative agent, and the lenders party thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Non-Guarantor Subsidiary” means each Subsidiary of the Borrower that is not a Loan Party.

“Notes” means any promissory notes executed by the Borrower to evidence the Obligations in accordance with Section 2.10(d).

“Obligations” means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to any Credit Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, any Designated Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Credit Parties that are required to be paid by the Borrower pursuant hereto) or otherwise; provided, however, that Obligations shall not include any Excluded Swap Obligations.

“OFAC” means Office of Foreign Assets Control of the United States Department of the Treasury.

“Operating Lease” as applied to any Person means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is not accounted for as a Capital Lease on the balance sheet of that Person.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Participant” has the meaning assigned to such term in Section 10.04.

“Participant Register” has the meaning assigned to such term in Section 10.04(c).

“Payment Office” means the office of the Administrative Agent at 4900 Tiedeman Road, Brooklyn, Ohio 44144, Attention: Deanna Kristanko (facsimile: 216-370-5997; email: KAS_Servicing@keybank.com), or such other office(s), as the Administrative Agent may designate to the Borrower in writing from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Lien” means any Lien permitted by Section 6.03 of this Agreement.

“Permitted Securitization Transaction” means any transaction or series of transactions designated in writing by the Borrower to the Administrative Agent to be a “Permitted Securitization Transaction” which is entered into by the Borrower or any Subsidiary Guarantor pursuant to which the Borrower or any Subsidiary Guarantor, as applicable, may sell, convey or otherwise transfer to any other Person, or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Borrower or such Subsidiary Guarantor, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all Guaranty Obligations or other obligations in respect of such accounts receivable, and proceeds of such accounts receivable and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by KeyBank National Association (or any replacement Administrative Agent) as its prime rate in effect at its office located at 127 Public Square, Cleveland, Ohio 44114-1306 (or the principal office of any such replacement Administrative Agent); each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Pro Forma Basis” shall mean, with respect to any Testing Period during which any Acquisition or Asset Sale occurs (and for purposes of determining whether an acquisition is an Acquisition or whether the Borrower and its Subsidiaries may take any other actions requiring compliance with a specified ratio), the Total Leverage Ratio and Interest Coverage Ratio shall be calculated with respect to such Testing Period on a pro forma basis after giving effect to such Acquisition or Asset Sale (and any related repayment or incurrence of Indebtedness) (including, without limitation or duplication, (a) additional add backs which are (i) determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Exchange Act and as interpreted by the staff of the Securities and Exchange Commission (or any successor agency), (ii) recommended by any due diligence quality of earnings report reasonably acceptable to the Administrative Agent (such acceptance not to be unreasonably withheld) conducted by (y) a firm of independent public accountants of recognized national standing or (z) any other accounting firm reasonably satisfactory to the Administrative Agent, selected by the Borrower and retained by the Borrower; or (iii) otherwise determined in such other manner reasonably acceptable to the Administrative Agent and (b) pro forma adjustments, for cost savings and other operating efficiencies (net of continuing associated expenses) to the extent the actions underlying such cost savings and operating efficiencies have been or are reasonably expected to be implemented and such cost savings and operating efficiencies are factually supportable and are expected to have a continuing impact), using, for purposes of making such calculations, the historical financial statements of the Borrower and its Subsidiaries which shall be reformulated as if such Acquisition or Asset Sale, and any other Acquisition or Asset Sale that has been consummated during such Testing Period, had been consummated on the first day of such Testing Period.

“Pro-Rata Share” means, with respect to any Lender, the percentage of the total Loan Exposure and unused Commitments represented by such Lender’s Loan Exposure and unused Commitments.

“Qualified Acquisition” means any Acquisition that has been designated to the Administrative Agent by a Responsible Officer of the Borrower as a “Qualified Acquisition”, so long as the Total Leverage Ratio as of the last day of the most recently completed Testing Period of the Borrower prior to such acquisition would be less than or equal to 3.50 to 1.00.

“Qualified ECP Guarantor” means, in respect of any Obligations with respect to a Designated Hedge Agreement, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Obligations or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.

“Register” has the meaning assigned to such term in Section 10.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any depositing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, dumping, placing, discarding, abandonment, or disposing into the environment (including abandonment or disposal of any barrel, container or other closed receptacle containing any Hazardous Materials).

“Required Lenders” means Lenders (other than Defaulting Lenders) whose Commitments in the aggregate constitute more than 50% of the sum of the Total Commitment, or, if the Total Commitment has been terminated, Lenders (other than Defaulting Lenders) holding more than 50% of the aggregate unpaid principal amount of the outstanding Loans.

“Restatement Effective Date” has the meaning specified in the Amendment and Restatement Agreement.

“Sanctioned Country” means a country, region or territory which is itself the subject or target of any Sanctions Laws and Regulations (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of the Borrower of any property (except for temporary leases for a term, including any renewal thereof, of not more than one year and except for leases between the Borrower and a Subsidiary or between Subsidiaries), which property has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person.

“Sanctions Laws and Regulations” means any economic or financial sanctions or trade embargoes, imposed, administered, or enforced from time to time by the U.S. government (including those administered by OFAC), the European Union, Her Majesty’s Treasury, the United Nations Security Council or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission of the United State of America.

“Secured Indebtedness” means all Indebtedness of any Person that is secured by a Lien on any asset of such Person.

“Solvent” when used with respect to any Person, means that, as of any date of determination, (a) the fair saleable value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); (b) the present fair saleable value of its assets is greater than the probable liability on its existing debts as such debts become absolute and matured; (c) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

“Standard Permitted Lien” means any of the following: (i) Liens for Taxes not yet delinquent or Liens for Taxes, assessments or governmental charges being contested in good faith and by appropriate proceedings for which adequate reserves in accordance with GAAP have been established; (ii) Liens in respect of property or assets imposed by law that were incurred in the ordinary course of business, such as carriers’, suppliers’, warehousemen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, that do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries and do not secure any Indebtedness; (iii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 7.01(k); (iv) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers compensation, unemployment insurance and other types of social security, and mechanic’s Liens, carrier’s Liens, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, surety, appeal, customs, performance and return-of-money bonds and other similar obligations, incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to statutory requirements, common law or consensual arrangements; (v) leases or subleases granted in the ordinary course of business to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement; (vi) easements, rights-of-way, zoning or other restrictions, charges, encumbrances, defects in title, prior rights of other Persons, and obligations contained in similar instruments, in each case that do not secure Indebtedness and do not involve, and are not likely to involve at any future time, either individually or in the aggregate, (A) a substantial and prolonged interruption or disruption of the business activities of the Borrower and its Subsidiaries considered as an entirety, or (B) a Material Adverse Effect;

(vii) Liens arising from the rights of lessors under leases (including financing statements regarding property subject to lease) not in violation of the requirements of this Agreement, provided that such Liens are only in respect of the property subject to, and secure only, the respective lease (and any other lease with the same or an affiliated lessor); (viii) rights of consignors of goods, whether or not perfected by the filing of a financing statement under the UCC; and (ix) licenses of intellectual property of the Borrower or any of its Subsidiaries granted in the ordinary course of business.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Subsidiary Guarantors” means, collectively, each Domestic Subsidiary that is Material Subsidiary and that is or hereafter becomes a party to the Subsidiary Guaranty, and “Subsidiary Guarantor” means any one of them individually. Schedule 1.01(b) hereto lists each Subsidiary Guarantor as of the Restatement Effective Date.

“Subsidiary Guaranty” means the Amended and Restated Subsidiary Guaranty, dated as of the date hereof, as supplemented from time to time, by the Subsidiary Guarantors in favor of the Administrative Agent.

“Swap Obligation” means, with respect to the Borrower or any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Syndication Agent” means each of Bank of America, N.A., DNB Bank ASA, New York Branch, MUFG Union Bank, N.A., Citibank, N.A., and HSBC Bank USA, National Association, as syndication agents under this Agreement.

“Synthetic Lease” means any lease (i) that is accounted for by the lessee as an Operating Lease, and (ii) under which the lessee is intended to be the “owner” of the leased property for federal income tax purposes.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Facility” means the term loan facility established under this Agreement pursuant to which each Lender party to the Existing Loan Agreement made a Loan to the Borrower on the Funding Date in a principal amount equal to the Commitment of such Lender.

“Testing Period” means a single period consisting of the four consecutive fiscal quarters of the Borrower then last ended (whether or not such quarters are all within the same fiscal year), except that if a particular provision of this Agreement indicates that a Testing Period shall be of a different specified duration, such Testing Period shall consist of the particular fiscal quarter or quarters then last ended that are so indicated in such provision.

“Total Commitment” means the sum of the Commitments of the Lenders. As of the Closing Date, the amount of the Total Commitment is $700,000,000.

“Total Leverage Ratio” means, for any Testing Period, the ratio of (i) Consolidated Net Indebtedness to (ii) Consolidated EBITDA, calculated on a Pro Forma Basis.

“Total Leverage Ratio Increase Period” has the meaning assigned to such term in Section 6.06(a).

“Transactions” means the execution, delivery and performance by the Borrower and the other Loan Parties of the Amendment and Restatement Agreement, this Agreement and the other Loan Documents, the borrowing of Loans and the use of the proceeds thereof.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“Unrestricted Cash” means, at any time of determination, the sum of (i) the aggregate amount of all cash deposits of the Borrower and its Subsidiaries maintained in any demand deposit account, and (ii) the aggregate monetary value of all money market funds of the Borrower and its Subsidiaries maintained in any account of a securities intermediary, to the extent such cash deposits and money market funds are free of any Lien or other encumbrance (other than (x) customary Liens arising in the ordinary course of business which the depository institution may have with respect to any right of offset against funds in such account, and (y) customary holds for uncollected deposits).

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“Voting Power” means, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the

Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing”).

Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) the word “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organization.

Section 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that whether a lease constitutes a capital lease or an operating lease shall be determined based on GAAP as in effect on the date hereof, notwithstanding any modification or interpretative change thereto after the date hereof (including without giving effect to any treatment of leases under Accounting Standards Codification 842 (or any other Accounting Standards Codification or Financial Accounting Standard having or purporting to have a similar result or effect)); provided, further, that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein.

Section 1.05 Amendment and Restatement of Existing Loan Agreement. The parties to this Agreement agree that, on the Restatement Effective Date, the terms and provisions of the Existing Loan Agreement (including the schedules and exhibits thereto) shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation. All loans made and obligations incurred under the Existing Loan Agreement which are outstanding on the Restatement Effective Date shall continue as Loans and Obligations under (and shall be governed by the terms of) this Agreement and the other Loan Documents. Without limiting the foregoing, upon the effectiveness hereof: (a) all references in the “Loan Documents” (as defined in the Existing Loan Agreement) to the “Administrative Agent,” the “Loan Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, this Agreement and the Loan Documents, (b) all obligations constituting “Obligations” with any Lender or any Affiliate of any Lender which are outstanding on the Restatement Effective Date shall continue as Obligations under this Agreement and the other Loan Documents and (c) each of the Loan Parties reaffirms the terms and conditions of the “Loan Documents” (as referred to and defined in the Existing Loan Agreement) executed by it, as modified and/or restated by the Loan Documents, and acknowledges and agrees that each “Loan Document” (as referred to and defined in the Existing Loan Agreement) executed by it, as modified and/or restated by the Loan Documents, remains in full force and effect and is hereby ratified, reaffirmed and confirmed.

ARTICLE II

THE TERM LOAN FACILITY

Section 2.01 Establishment of the Term Loan Facility. On the Funding Date, the Lenders party to the Existing Loan Agreement funded to the Borrower Loans in an aggregate principal amount of $700,000,000 according to the amount of each such Lender’s Commitment as of the Funding Date. As of the Restatement Effective Date, the outstanding principal balance of the Loans is $700,000,000. No Loans may be incurred after the Borrowings made on the Funding Date and any portion of the Loans that is repaid may not be reborrowed.

Section 2.02 Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans, as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $5,000,000 and not less than $10,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. Borrowings of more than one Type may be outstanding at the same time; provided that (i) if there are two or more Borrowings on a single day by the Borrower that consist of Eurodollar Loans, each such Borrowing shall have a different initial Interest Period, and (ii) at no time shall there be more than 30 Borrowings of Eurodollar Loans, in the aggregate, outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.03 Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit E or such other form approved by the Administrative Agent (each, a “Borrowing Request”) and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 [Reserved.]

Section 2.05 [Reserved.]

Section 2.06 [Reserved.]

Section 2.07 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds, in Dollars, by 12:00 noon (or, in the case of an ABR Loan requested for that same day, 2:00 p.m.), New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a

Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.08 Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section; provided, however, that any conversion of a Eurodollar Borrowing into an ABR Borrowing shall be made on, and only on, the last day of an Interest Period for such Eurodollar Loans. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such request by telephone (i) in the case of a conversion from or continuation of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, two Business Days before the date of the proposed Borrowing, and (ii) in the case of a conversion to an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.09 [Reserved.]

Section 2.10 Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(c) The entries made in the accounts maintained pursuant to paragraph (a) or (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(d) Any Lender may request that Loans made by it be evidenced by one or more promissory notes in substantially the form of Exhibit D. In such event, the Borrower shall prepare, execute and deliver to such Lender one or more promissory notes payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in substantially the form of Exhibit D. Thereafter, the Loans evidenced by such promissory note(s) and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.11 Payments and Prepayments of Loans.

(a) Voluntary Prepayments.

(i) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (except as provided in Section 2.16), subject to prior notice in accordance with paragraph (a)(ii) of this Section.

(ii) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a

Eurodollar Borrowing, not later than 1:00 p.m., New York City time, two Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 1:00 p.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied on a pro rata basis (in accordance with the respective outstanding principal amounts thereof). Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13. Any portion of the Loans that is prepaid may not be reborrowed.

(b) Repayment. On the Maturity Date, the Borrower shall pay in full the entire remaining principal amount of the outstanding Loans.

(c) Particular Loans to be Prepaid. With respect to each repayment or prepayment of Loans made or required by this Section, the Borrower shall designate the Types of Loans that are to be repaid or prepaid and the specific Borrowing(s) pursuant to which such repayment or prepayment is to be made, provided, however, that (i) the Borrower shall first so designate all Loans that are ABR Loans and Eurodollar Loans with Interest Periods ending on the date of such repayment or prepayment prior to designating any other Eurodollar Loans for repayment or prepayment, and (ii) if the outstanding principal amount of Eurodollar Loans made pursuant to a Borrowing is reduced below the applicable minimum amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, as a result of any such repayment or prepayment, then all the Loans outstanding pursuant to such Borrowing shall, in the case of Eurodollar Loans, be converted into ABR Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.16.

(d) Below Par Purchases. Notwithstanding anything to the contrary contained in this Section 2.11 or any other provision of this Agreement and without otherwise limiting the rights in respect of prepayments of the Loans of the Borrower or the rights of any Lender to receive prepayments of the Loans at par value as set forth in this Agreement, so long as no Default or Event of Default has occurred and is continuing, the Borrower may repurchase outstanding Loans pursuant to this Section 2.11(d) on the following basis:

(i) The Borrower may make one or more offers (each, an “Offer”) to repurchase all or any portion of the Loans (such Loans, the “Offer Loans”), including, if the Borrower chooses, on a non-pro rata basis, provided that, solely if such Offer shall be on a pro rata basis, then (A) the Borrower shall deliver notice of its intent to make such Offer to the Administrative Agent at least five (5) Business Days in advance of the launch of any proposed Offer, (B) upon the launch of such proposed Offer, the Borrower shall deliver a notice of such Offer to the Administrative Agent (and upon receipt by the Administrative Agent of such notice, the Administrative Agent shall promptly notify each Lender thereof) indicating (1) the last date on which such Offer may be accepted, (2) the maximum Dollar amount of such Offer, and (3) the repurchase price per Dollar of principal amount of such Offer Loans at which the Borrower is willing to repurchase such Offer Loans (which price may, but need not be, below par), (C) the minimum Dollar amount of each Offer shall be $1,000,000 or an integral multiple of $500,000 in excess thereof, (D) the Borrower shall hold such Offer open for a minimum period of days to be reasonably determined by the Administrative Agent and the Borrower prior to the making of any such Offer, (E) any Lender which elects, in its sole discretion, to participate in the Offer may choose to sell all or part of such Lender’s Offer Loans; (F) such Offer shall be conducted pursuant to such procedures the Administrative Agent may establish in consultation with the Borrower (which shall be consistent with this Section 2.11(d)) which procedures may include a requirement that that the Borrower represent and warrant that no facts or circumstances with respect to any Credit Party (or its Subsidiaries) exist which are not publicly known that could be material to a Lender’s decision to participate in such Offer;

(ii) With respect to all repurchases made by the Borrower pursuant to this Section 2.11(d), such repurchases shall not be deemed to be voluntary prepayments pursuant to this Section 2.11, or Section 2.18;

(iii) Upon the purchase by the Borrower of any Loans pursuant to this Section 2.11(d), (A) automatically and without the necessity for any notice or any other action, all principal and accrued and unpaid interest on the Loans so repurchased shall be deemed to have been paid for all purposes and shall be cancelled and no longer outstanding for all purposes of this Agreement and all other Loan Documents (and in connection with any Loan purchased pursuant to this Section 2.11(d), the Administrative Agent is authorized to make appropriate entries in the Register to reflect such cancellation) and (B) the Borrower will promptly advise the Administrative Agent of the total amount of Offer Loans that were repurchased from each Lender who elected to participate in the Offer; and

(iv) Failure by the Borrower to make any payment to a Lender required by an agreement permitted by this Section 2.11(d) shall not constitute an Event of Default under Section 7.01(a).

Section 2.12 Fees. (a) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times specified in the Administrative Agent Fee Letter or as otherwise separately agreed upon between the Borrower and the Administrative Agent. The Borrower agrees to pay to the Joint Lead Arrangers the fees payable in the amounts and at the times specified in the Joint Lead Arranger Fee Letter or as otherwise separately agreed upon between the Borrower and the Joint Lead Arrangers.

(b) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of facility fees and participation fees, to the applicable Lenders. Fees paid shall not be refundable under any circumstances.

Section 2.13 Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) [Reserved.]

(d) Notwithstanding the foregoing, if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing, all overdue Obligations (which shall include all Obligations following an acceleration under Section 7.01, including an automatic acceleration) shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate and Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.14 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing, shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

Section 2.15 Increased Costs. (a) If any Change in Law shall:

(1) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);

(2) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender; or

(3) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered; provided, that the Borrower shall not be obligated to pay any such compensation unless the Lender or other Recipient requesting such compensation is also requesting compensation as a result of such Change in Law from other similarly situated customers under agreements relating to similar credit transactions that include provisions similar to this Section 2.15(a).

(b) If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered; provided, that the Borrower shall not be obligated to pay any such compensation unless the Lender or other Recipient requesting such compensation is also requesting compensation as a result of such Change in Law from other similarly situated customers under agreements relating to similar credit transactions that include provisions similar to this Section 2.15(b).

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (excluding loss of anticipated profits). In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Section 2.17 Payments Free of Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification. The Borrower shall indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Borrower shall not be required to compensate any Recipient pursuant to this Section 2.17(d) for any interest, additions to tax or penalties that accrue as a result of such Recipient’s failure to request an indemnity within 270 days after the earlier of the date such Recipient first acquired knowledge that the relevant Indemnified Taxes are payable or received written notification from the Borrower that such Indemnified Taxes are potentially payable. Any Recipient claiming indemnity pursuant to this Section 2.17(d) shall notify the Borrower of the imposition of the relevant Indemnified Taxes as soon as reasonably practicable after the Recipient becomes aware of such imposition. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Status of Lenders. (i) Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Recipient, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Recipient that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Recipient becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals or certified copies of IRS Form W-9 certifying that such Recipient is exempt from U.S. Federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals or certified copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals or certified copies of IRS Form W-8ECI claiming that specified payments (as applicable) hereunder or any other Loan Documents (as applicable) constitute income that is effectively connected with such Foreign Lender’s conduct of a trade or business in the United States or W-8EXP;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals or certified copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals or certified copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals or certified copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the

Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Recipient under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. Notwithstanding any other provision of this paragraph (f), a Recipient shall not be required to deliver any form that such Recipient is not legally eligible to deliver.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes (for this purpose, including a credit against U.S. federal withholding or income Taxes in lieu of a refund (for the avoidance of doubt, any such credit shall not include a federal foreign tax credit under Code Section 901)) as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g) in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i) Defined Terms. For purposes of this Section 2.17, the term “applicable law” includes FATCA.

Section 2.18 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) Generally. All payments made by the Borrower hereunder, under any Note or any other Loan Document, shall be made without setoff, counterclaim or other defense.

(b) Application of Payments. Except as specifically set forth elsewhere in this Agreement and subject to Section 7.02, all payments and prepayments of Loans shall be applied by the Administrative Agent to reduce the principal amount of the Loans made by each Lender pro rata on the basis of their respective Commitments.

(c) Payment of Obligations. Except as specifically set forth elsewhere in this Agreement, all payments under this Agreement with respect to any of the Obligations shall be made to the Administrative Agent on the date when due and shall be made at the Payment Office in immediately available funds and shall be made in Dollars.

(d) Timing of Payments. Any payments under this Agreement that are made later than 1:00 P.M., New York City time, shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

(e) Distribution to Lenders. Upon the Administrative Agent’s receipt of payments hereunder, the Administrative Agent shall immediately distribute to each Lender its ratable share, if any, of the amount of principal, interest, and Fees received by it for the account of such Lender; provided, however, that if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and Fees then due hereunder then, except as specifically set forth elsewhere in this Agreement and subject to Section 7.02, such funds shall be applied, first, towards payment of interest and Fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and Fees then due to such parties, and second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(f) Participations. If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any

Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(g) Lenders’ Failure to Make Payments. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.07(b), Section 2.18(g) or Section 10.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clause (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

Section 2.19 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (w) any Lender requests compensation under Section 2.15, or (x) if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or (y) if any Lender becomes Defaulting Lender, or (z) any Lender has refused to consent to any proposed amendment, modification, waiver, termination or consent with respect to any provision of this Agreement or any other Loan Document that, pursuant to Section 10.02, requires the consent of all Lenders or each Lender affected thereby and with respect to which Lenders constituting the Required Lenders have consented to such proposed amendment, modification, waiver, termination or consent, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments, and (iv) in the case of any such assignment resulting from a Lender’s refusal to consent to a proposed amendment, modification, waiver, termination or consent, the assignee shall approve the proposed amendment, modification, waiver, termination or consent. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.20 Defaulting Lenders.

(a) Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the Commitments and Loan Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.02); provided, that (y) such Defaulting Lender’s Commitments may not be increased or extended without its consent and (z) the principal amount of, or interest or fees payable on, Loans may not be reduced or excused or the scheduled date of payment may not be postponed as to such Defaulting Lender without such Defaulting Lender’s consent.

(b) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.20(c) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

Section 3.01 Organization; Powers. The Borrower and each Subsidiary is duly organized, validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.02 Authorization; Enforceability. The Transactions are within each Loan Party’s corporate, partnership, limited liability company or other organizational powers and have been duly authorized by all necessary corporate, partnership, limited liability company or other organizational action. Each of this Agreement and the other Loan Documents to which a Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate (i) any applicable law or regulation (except to the extent such violation could not reasonably be expected to result in a Material Adverse Effect) or (ii) the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or (iii) any material order of any Governmental Authority, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or their assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and (d) will not result in the creation or imposition of any material Lien on any asset of the Borrower or any of its Subsidiaries, other than any Permitted Lien.

Section 3.04 Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, retained earnings and cash flows (i) as of and for the fiscal year ended October 31, 2015, audited by KPMG LLP, independent public accountants, and (ii) as of and for the fiscal quarters and the portion of the fiscal year ended January 31, 2015, April 30, 2015 and July 31, 2015, certified by one of its Financial Officers. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b) Since October 31, 2015, no event, development or circumstance has occurred which has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

Section 3.05 Properties. (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes or except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.06 Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement, the other Loan Documents or the Transactions.

(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has become subject to any Environmental Liability, (ii) has received notice of any claim with respect to any Environmental Liability or (iii) knows of any basis upon which the Borrower or any of its Subsidiaries would reasonably be expected to become subject to any Environmental Liability arising under Environmental Laws as currently in effect.

Section 3.07 Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property (including Environmental Laws) and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

Section 3.08 Investment Company Status. Neither the Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.09 Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed by it and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 3.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The excess of the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) as of the date of the most recent financial statements reflecting such amounts, over the fair market value of the assets of such Plan could not reasonably be expected to have a Material Adverse Effect, and the excess of the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) as of the date of the most recent financial statements reflecting such amounts, over the fair market value of the assets of all such underfunded Plans could not reasonably be expected to have a Material Adverse Effect.

Section 3.11 Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, projected financial information prepared by the Borrower or any of its Subsidiaries is only represented herein as being based on good faith estimates and assumptions believed by such persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results.

Section 3.12 Sanctions Laws and Regulations.

(a) None of the Borrower or its Subsidiaries, or to the best of its knowledge any of its directors, officers, brokers or other agents acting or benefiting in any capacity in connection with this Agreement, is a Designated Person.

(b) No Borrowing, use of proceeds or other transaction contemplated by this Agreement will violate any applicable Sanctions Laws or Regulations.

Section 3.13 Federal Reserve Board Regulations. None of the Loan Parties is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purposes of “purchasing” or “carrying” any “Margin Stock” within the respective meanings of such terms under Regulations U, T and X of the Board. No part of the proceeds of the Loans will be used for “purchasing” or “carrying” “Margin Stock” as so defined for any purpose which violates, or which would be inconsistent with, the provisions of, any applicable laws or regulations of any Governmental Authority (including, without limitation, the Regulations of the Board).

Section 3.14 Subsidiaries. As of the Restatement Effective Date, Schedule 3.14 sets forth the name and jurisdiction of incorporation of each Material Subsidiary and, as to each such Material Subsidiary, the percentage of each class of Equity Interests owned by the Borrower and its other Subsidiaries.

Section 3.15 Solvency. As of the Restatement Effective Date, the Borrower and its Subsidiaries, on a consolidated basis, are, and after giving effect to the incurrence of all Obligations being incurred in connection herewith will be, Solvent.

ARTICLE IV

CONDITIONS

Section 4.01 Restatement Effective Date. This Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

(a) The Administrative Agent (or its counsel) shall have received from each of the Borrower, the other Loan Parties, the Required Lenders and the Administrative Agent either (i) a counterpart of the Amendment and Restatement Agreement, the Subsidiary Guaranty, and Notes in favor of each Lender requesting a Note at least three (3) Business Days prior to the Restatement Effective Date signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement or such Loan Document) that such party has signed a counterpart of the Amendment and Restatement Agreement or such Loan Document.

(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Restatement Effective Date) of Latham & Watkins LLP, counsel for the Borrower and the other Loan Parties, in form and substance reasonably acceptable to the Administrative Agent. The Borrower hereby requests such counsel to deliver such opinion.

(c) The Administrative Agent shall have received the following items from the Borrower:

(i) a certificate of good standing for each Loan Party from the state of organization of such Loan Party, certified by the appropriate governmental officer and dated not more than thirty (30) days prior to the Restatement Effective Date;

(ii) a copy of the formation document of each Loan Party, together with all amendments thereto, certified as of a recent date by the appropriate governmental officer and dated not more than thirty (30) days prior to the Restatement Effective Date and certified by an officer of such Loan Party;

(iii) incumbency certificates, executed by officers of each Loan Party, which shall identify by name and title and bear the signature of the Persons authorized to sign the Loan Documents on behalf of such Loan Party (and to make borrowings hereunder on behalf of the Borrower, in the case of the Borrower), upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower;

(iv) copies, certified by a Secretary or an Assistant Secretary of each Loan Party of the resolutions (and resolutions of other bodies, if any are reasonably deemed necessary by counsel for the Administrative Agent) authorizing the Borrowings provided for herein, with respect to the Borrower, and the execution, delivery and performance of the Loan Documents to be executed and delivered by the Loan Parties; and

(v) the most recent financial statements of the Borrower.

(d) The Administrative Agent shall have received all fees and other amounts due and payable to the Administrative Agent on or prior to the Restatement Effective Date, including, to the extent invoiced at least 3 Business Days prior to the Restatement Effective Date, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(e) All Indebtedness under the Existing Credit Agreement, together with all interest and all other amounts due and payable with respect thereto, shall be paid in full, and the commitments in respect of such Indebtedness shall be permanently terminated, and the Borrower shall have entered into, or will enter into substantially contemporaneously with the effectiveness of this Agreement, the New Credit Agreement.

(f) The Administrative Agent and the Lenders shall have received all documentation and other information about the Loan Parties as shall have been reasonably requested by the Administrative Agent or such Lender at least 7 days prior to the Restatement Effective Date that it shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the USA Patriot Act.

Section 4.02 Each Credit Event. The obligation of each Lender to make, convert or continue a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects (or in all respects if such representation or warranty is qualified by Material Adverse Effect or other materiality qualifier) on and as of the date of such Borrowing (except to the extent that any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date).

(b) At the time of and immediately after giving effect to such Borrowing, no Default or Event of Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other Obligations payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

Section 5.01 Financial Statements; Ratings Change and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

(a) within 100 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of income, retained earnings and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification, commentary or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within 55 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of income retained earnings and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (each, a “Compliance Certificate”), in substantially the form of Exhibit B, (i) certifying as to whether a Default has occurred and is continuing and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations demonstrating compliance with the applicable Financial Covenants;

(d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, and/or distributed by the Borrower to its shareholders generally, as the case may be; provided that notwithstanding the foregoing, the obligations in Section 5.01(d) and this Section 5.01(e) may be satisfied if such information is posted on the SEC’s website at www.sec.gov or the website for the Borrower; and

(e) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request; provided that the Borrower shall not be required to deliver confidential information consisting of trade secrets or other proprietary or competitively sensitive information relating to the Borrower or any of its Subsidiaries and their respective businesses and not constituting financial information.

(f) Any financial statements required to be delivered pursuant to Section 5.01(a) or 5.01(b) above shall be deemed to have been furnished to the Administrative Agent on the date that such financial statement is posted on the SEC’s website at www.sec.gov or the website for the Borrower.

Section 5.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent (for distribution to each Lender) prompt written notice, after an Authorized Officer becomes aware of such event, of the following events:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit, investigation or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate (or any adverse change or development in any such action, suit, investigation or proceeding) thereof that, in the good faith judgment of the Borrower, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

(d) any other development (including the incurrence or imposition of Environmental Liability) that, in the good faith judgment of the Borrower, results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03 Existence; Conduct of Business. The Borrower will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except to the extent any failure to do so by a Subsidiary could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.02.

Section 5.04 Payment of Obligations. The Borrower will, and will cause each Subsidiary to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.05 Maintenance of Properties; Insurance. The Borrower will, and will cause each Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except to the extent any failure to do so could not reasonably be expected to result in a Material Adverse Effect. The Borrower will, and will cause each of its Subsidiaries to, maintain insurance coverage by such insurers and in such forms and amounts and against such risks as are generally consistent with the insurance coverage maintained by the Borrower and its Subsidiaries as of the Restatement Effective Date, or are of such types and amounts as are customarily carried by Persons engaged in the same or similar business as the Borrower and its Subsidiaries.

Section 5.06 Books and Records; Inspection Rights. The Borrower will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided, however, that without the express prior written approval of the Borrower, no such inspection shall include any intrusive (i.e., “Phase II”) environmental investigations or collection of samples of any environmental media (including air, soil, groundwater, surface water, wastewaters, or building materials); provided further, however that (i) unless an Event of Default has occurred and is continuing, the Administrative Agent and the Lenders shall be limited to one such visit or inspection in each calendar year and such visit or inspection shall be at the sole cost and expense of the Administrative Agent or applicable Lenders (except that the Administrative Agent may make one such visit during each fiscal year and the reasonable cost and expense thereof shall be borne by the Borrower) and (ii) in respect of any such discussions with any independent accountants, the Borrower or such Subsidiary, as the case may be, shall have received reasonable advance notice thereof and a reasonable opportunity to participate therein and the Administrative Agent shall have executed a customary non-reliance letter requested by such independent accountants.

Section 5.07 Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, including Environmental Laws, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.08 Use of Proceeds. The proceeds of the Loans will be used only for (i) the repayment of existing Indebtedness of the Borrower and its Subsidiaries and (ii) general corporate purposes of the Borrower, including, but not limited to, the funding of acquisitions, investments, redevelopments, expansions, renovations, construction, capital expenditures and working capital needs. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

Section 5.09 Additional Subsidiary Guarantors. In the event that at any time after the Restatement Effective Date, the Borrower acquires, creates or has any Domestic Subsidiary that is not already a party to the Subsidiary Guaranty, the Borrower will promptly, but in any event no later than the date that is 55 days after the last day of the fiscal quarter during which such Domestic Subsidiary is acquired or created (or such longer period to which the Administrative Agent may agree in its sole discretion), cause such Domestic Subsidiary to deliver to the Administrative Agent, (a) a Guaranty Supplement (as defined in the Subsidiary Guaranty), duly executed by such Subsidiary, pursuant to which such Domestic Subsidiary joins in the Subsidiary Guaranty as a guarantor thereunder, and (b) resolutions of the Board of Directors or equivalent governing body of such Domestic Subsidiary, certified by the Secretary or an Assistant Secretary of such Domestic Subsidiary, as duly adopted and in full force and effect, authorizing the execution and delivery of such Guaranty Supplement and the other Loan Documents to which such Domestic Subsidiary is, or will be, a party, together with such other corporate documentation and an opinion of counsel (which may be provided by in-house counsel) as the Administrative Agent shall reasonably request, in each case, in form and substance satisfactory to the Administrative Agent; provided, however, that, notwithstanding the foregoing, (i) a Domestic Subsidiary shall not be required to become a party to the Subsidiary Guaranty so long as (A) such Domestic Subsidiary is not a Material Subsidiary, and (B) with respect to all such Domestic Subsidiaries that are not Material Subsidiaries and that are not Loan Parties (collectively, the “Non-Guarantor Subsidiaries”), (1) the Borrower’s and its Subsidiaries’ investments in and advances to all such Non-Guarantor Subsidiaries, taken together in the aggregate, do not exceed 20% of Consolidated Total Assets as of the end of the most recently completed fiscal year, (2) the Borrower’s and its other Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of all such Non-Guarantor Subsidiaries, taken together in the aggregate, does not exceed 20% of Consolidated Total Assets as of the end of the most recently completed fiscal year, and (3) the Borrower’s and its other Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of all such Non-Guarantor Subsidiaries, taken together in the aggregate, exclusive of amounts attributable to any noncontrolling interests, does not exceed 20% of such income of the Borrower and its Subsidiaries consolidated for the most recently completed fiscal year; and (ii) any special purpose entity created or acquired in connection with any Permitted Securitization Transaction shall not be required to become a party to the Subsidiary Guaranty.

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other Obligations payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:

Section 6.01 Changes in Business. The Borrower will not, nor will it permit any Subsidiary to, engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Borrower and its Subsidiaries, would be substantially changed from the general nature of the business engaged in by the Borrower and its Subsidiaries on the Restatement Effective Date or any business reasonably related or incidental thereto.

Section 6.02 Consolidation, Merger, Asset Sales, etc. The Borrower will not, nor will it permit any Subsidiary to, (i) wind up, liquidate or dissolve its affairs, (ii) enter into any Asset Sale or (iii) enter into any transaction of merger or consolidation, except that each of the following shall be permitted:

(a) (i) the merger, consolidation or amalgamation of (x) any Subsidiary of the Borrower with or into the Borrower, provided the Borrower is the surviving or continuing or resulting corporation; (y) any Subsidiary of the Borrower with or into any Subsidiary Guarantor, provided that the surviving or continuing or resulting corporation is a Subsidiary Guarantor; or (z) any Foreign Subsidiary (other than CooperVision International) of the Borrower with or into any other Foreign Subsidiary of the Borrower or (ii) the sale, lease, transfer or disposition of all or substantially all of the property or assets of (x) any Subsidiary of the Borrower to the Borrower; (y) any Subsidiary of the Borrower to any Subsidiary

Guarantor; or (z) any Foreign Subsidiary (other than CooperVision International) of the Borrower to any other Foreign Subsidiary of the Borrower;

(b) the merger of any Domestic Subsidiary that is not required to be a Subsidiary Guarantor hereunder into another Domestic Subsidiary that is not required to be a Subsidiary Guarantor;

(c) the voluntary dissolution or liquidation of any Subsidiary that is not a Material Subsidiary;

(d) (i) any sales, transfers or other dispositions of inventory, or obsolete, worn-out or excess furniture, fixtures, equipment or other property, real or personal, tangible or intangible, or property or assets that are no longer used or useful in the business of the Borrower or its Subsidiaries, in each case in the ordinary course of business; (ii) the actual or constructive total loss of any property or the use thereof resulting from any Event of Loss; (iii) dispositions of any assets acquired in connection with any Acquisition that is consummated after the Restatement Effective Date; provided that such disposition is consummated within three years of such Acquisition; and (iv) dispositions required by any Governmental Authority in connection with such Governmental Authority’s approval of such Acquisition or otherwise necessary or advisable to comply with any applicable law or regulation or any order of any Governmental Authority;

(e) any other Asset Sale, provided that (i) in the case of any Asset Sale involving consideration in excess of 15% of Consolidated Total Tangible Assets, at least five Business Days prior to the date of completion of such Asset Sale, the Borrower shall have delivered to the Administrative Agent an officer’s certificate of an Authorized Officer, which certificate shall contain (A) a description of the proposed transaction, the date such transaction is scheduled to be consummated, the estimated sale price or other consideration for such transaction, and (B) a certification that no Default or Event of Default has occurred and is continuing, or would result from the consummation of such transaction; and (ii) to the extent the consideration received in respect of any such Asset Sale exceeds 30% of Consolidated Total Tangible Assets (any such consideration in excess of 30% of Consolidated Total Tangible Assets, the “Excess Asset Sale Consideration”), the Excess Asset Sale Consideration shall be used to repay the outstanding senior term loan Indebtedness of the Borrower or its Subsidiaries as determined by the Borrower; and

(f) the Borrower or any Subsidiary may make any Acquisition; provided that, in the case of any Acquisition made by the Borrower, the Borrower shall be the surviving or continuing or resulting corporation of such Acquisition.

Section 6.03 Liens. The Borrower will not, nor will permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind of the Borrower or any such Subsidiary whether now owned or hereafter acquired, except that the foregoing shall not apply to:

(a) any Standard Permitted Lien;

(b) Liens in existence on the Restatement Effective Date that are listed in Schedule 6.03 hereto and extensions or renewals of such Liens, so long as such Liens being extended or renewed do not extend to any other property or assets other than proceeds and replacements and the aggregate principal amount of Indebtedness secured by such Liens is not increased (except as contemplated by Section 6.04(b));

(c) Liens (i) that are placed upon fixed or capital assets, acquired, constructed or improved by the Borrower or any Subsidiary, provided that (A) such Liens only secure Indebtedness permitted by Section 6.04(f)(ii), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, and (C) such Liens shall not apply to any other property or assets of the Borrower or any Subsidiary; or (ii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens, provided that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets other than proceeds and replacements;

(d) Liens securing Indebtedness permitted pursuant to Sections 6.04(f)(i);

(e) vendor Liens granted in the ordinary course of business in connection with the customary terms for purchase of materials, supplies and equipment;

(f) any Lien granted pursuant to the Loan Documents securing any of the Obligations or any obligations under any Hedge Agreement permitted pursuant to Section 6.04(h);

(g) Liens existing on property at the time of the acquisition thereof by the Borrower or any Subsidiary, provided that such Lien was not created in contemplation of such acquisition;

(h) Liens with respect to any accounts and related rights and assets subject to purchase pursuant to any Permitted Securitization Transaction;

(i) Liens securing Indebtedness of a Loan Party under any capital markets or private placement debt agreement (including any agreements with respect to convertible debt securities) or bilateral or syndicated loan agreement; provided that Liens have been or will be substantially simultaneously granted to secure the Obligations on an equal and ratable basis pursuant to appropriate security documents, and subject to an intercreditor agreement, in each case, reasonably acceptable to the Administrative Agent and the Borrower;

(j) Liens securing Indebtedness of any Subsidiary owed to the Borrower or any other Loan Party; and

(k) in addition to any Lien permitted pursuant to any of the foregoing subparts, Liens securing other obligations of the Borrower or any of its Subsidiaries, so long as at the time of and after giving effect to the incurrence of such obligations (i) the aggregate principal amount of all such obligations secured by Liens pursuant to this clause (k) does not at any time exceed an amount equal to 12.5% of Consolidated Total Tangible Assets and (ii) the aggregate principal amount of (x) all such obligations secured by Liens permitted pursuant to this clause (k) and (y) all Indebtedness permitted pursuant to Section 6.04(l), when taken together (without duplication in the case of Indebtedness secured by Liens permitted pursuant to this clause (k)), does not at any time exceed an amount equal to the greater of $465,000,000 and 25% of Consolidated Total Tangible Assets.

Section 6.04 Indebtedness of Subsidiaries. The Borrower will not permit any of its Subsidiaries (other than CooperVision International) to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness incurred under this Agreement and the other Loan Documents;

(b) the Indebtedness set forth on Schedule 6.04 hereto, and any refinancing, extension, renewal or refunding of any such Indebtedness not involving an increase in the principal amount thereof except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

(c) Indebtedness assumed in connection with any Acquisition, provided that (i) such Indebtedness was not incurred in contemplation of such Indebtedness was not incurred in contemplation of such Acquisition, (ii) no Default or Event of Default shall then exist or at the time such Indebtedness is assumed by the Borrower will exist and (iii) the Borrower and its Subsidiaries shall be in compliance with the Financial Covenants (after giving effect to any increase to the maximum Total Leverage Ratio pursuant to Section 6.06(a) during a Total Leverage Ratio Increase Period, if applicable) both immediately before and after giving pro forma effect to the assumption of such Indebtedness;

(d) Indebtedness (i) owed by any Loan Party to any other Loan Party, (ii) owed by any Foreign Subsidiary or any Non-Guarantor Subsidiary to any Loan Party, so long as at the time such Indebtedness in incurred and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing or (iii) owed by any Subsidiary of the Borrower to any Foreign Subsidiary or any Non-Guarantor Subsidiary;

(e) Indebtedness of such Subsidiaries under or in support of Hedge Agreements, provided such Hedge Agreements have been entered into in the ordinary course of business and not for speculative purposes;

(f) Indebtedness (i) consisting of Capital Lease Obligations or (ii) incurred in connection with the acquisition, construction or improvement of fixed or capital assets secured by Liens permitted pursuant to Section 6.03(c) hereof;

(g) Indebtedness incurred by a Subsidiary Guarantor in connection with a Permitted Securitization Transaction, provided that the aggregate amount of all such Indebtedness outstanding at any time pursuant to this clause (g) shall not exceed $200,000,000;

(h) any Guaranty Obligations of any Subsidiary of the Borrower in favor of the Administrative Agent, the Lenders and any other Credit Party in respect of any Designated Hedge Agreement;

(i) any Guaranty Obligation incurred (i) by any Loan Party with respect to Indebtedness of another Loan Party (other than CooperVision International), or (ii) by CooperVision International or the Borrower of any Indebtedness of the Borrower or any Subsidiary, in each case which Indebtedness is permitted by Section 6.04 (other than this clause (i));

(j) any Guaranty Obligations of any Subsidiary of the Borrower with respect to Indebtedness incurred pursuant to Section 6.04(l);

(k) additional Indebtedness of any Subsidiary that is a Loan Party, provided that, solely with respect to this clause (k), (i) no Default or Event of Default shall then exist or at the time of incurrence of such Indebtedness will exist and (ii) the Borrower and its Subsidiaries shall be in compliance with the Financial Covenants (after giving effect to any increase to the maximum Total Leverage Ratio pursuant to Section 6.06(a) during a Total Leverage Ratio Increase Period, if applicable) both immediately before and after giving pro forma effect to the incurrence of such Indebtedness; and

(l) additional Indebtedness of any Subsidiary that is not a Loan Party, so long as at the time of and after giving effect to the incurrence of such Indebtedness (A) the aggregate principal amount of (i) all such Indebtedness permitted pursuant to this clause (l) and (ii) all obligations secured by Liens permitted pursuant to Section 6.03(k), when taken together (without duplication in the case of Liens securing Indebtedness permitted pursuant to this clause (l)), does not at any time exceed an amount equal to the greater of $465,000,000 and 25% of Consolidated Total Tangible Assets, (B) no Default or Event of Default has occurred and is continuing, and (C) the Borrower and its Subsidiaries shall be in compliance with the Financial Covenants (after giving effect to any increase to the maximum Total Leverage Ratio pursuant to Section 6.06(a) during a Total Leverage Ratio Increase Period, if applicable) both immediately before and after giving pro forma effect to the incurrence of such Indebtedness.

Section 6.05 [Reserved.]

Section 6.06 Financial Covenants.

(a) Total Leverage Ratio. The Borrower will not permit the Total Leverage Ratio as of the last day of any Testing Period of the Borrower, beginning with the fiscal quarter ending April 30, 2016, to be greater than 3.75 to 1.00; provided that the Borrower may permit the Total Leverage Ratio as of the last day of any Testing Period (each such Testing Period, a “Total Leverage Ratio Increase Period”) to be greater than 3.75 to 1.00 but less than or equal to 4.25 to 1.00 if:

(i) the Borrower has consummated a Qualified Acquisition during the last fiscal quarter of the first such Testing Period during the Total Leverage Ratio Increase Period and such increase in the Total Leverage Ratio is a direct result of such Qualified Acquisition;

(ii) the Borrower has requested from the Administrative Agent, in writing, prior to or concurrently with the submission of its financial statements pursuant to Section 6.01 for the first Testing Period ending after the consummation of such Qualified Acquisition, that a Total Leverage Ratio Increase Period shall have become effective; provided that the Borrower may not request that a Total Leverage Ratio Increase Period become effective for a Qualified Acquisition prior to the end of the fourth full Testing Period following the completion of the most recent prior Qualified Acquisition with respect to which a Total Leverage Ratio Increase Period was implemented unless the Total Leverage Ratio as of the last date of the most recently completed Test Period was less than or equal to 3.50 to 1.00; and

(iii) except to the extent a new Total Leverage Ratio Increase Period has commenced in accordance with the proviso of the foregoing clause (ii), as of the date on which a Compliance Certificate is required to be delivered in accordance with Section 5.01(c) with respect to the fourth full Testing Period ending after the consummation of such Qualified Acquisition, the Borrower’s Total Leverage Ratio is less than or equal to 3.75 to 1.00.

(b) Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio as of the last day of any Testing Period of the Borrower, beginning with the fiscal quarter April 30, 2016, to be less than 3.00 to 1.00.

Section 6.07 [Reserved.]

Section 6.08 Transactions with Affiliates. The Borrower will not, nor will it permit any Subsidiary to, enter into any transaction or series of transactions with any Affiliate (other than, in the case of the Borrower, any Subsidiary, and in the case of a Subsidiary, the Borrower or another Subsidiary) other than in the ordinary course of business of and pursuant to the reasonable requirements of the Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm’s-length transaction with a

Person other than an Affiliate, except (i) sales of goods to an Affiliate for use or distribution outside the United States that in the good faith judgment of the Borrower comply with any applicable legal requirements of the Code, or (ii) agreements and transactions with and payments to officers, directors and shareholders that are either (A) entered into in the ordinary course of business and not prohibited by any of the provisions of this Agreement, or (B) entered into outside the ordinary course of business, approved by the directors or shareholders of the Borrower, and not prohibited by any of the provisions of this Agreement or in violation of any law, rule or regulation.

Section 6.09 Sanctions Laws and Regulations. (a) The Borrower shall not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund any activities or business of or with any Designated Person, or in any Sanctioned Country that would result in a violation of any Sanctions Laws and Regulations by any party to this Agreement or (ii) in any other manner that would result in a violation of any Sanctions Laws and Regulations by any party to this Agreement.

(b) None of the funds or assets of the Borrower that are used to pay any amount due pursuant to this Agreement shall constitute funds obtained from transactions with or relating to Designated Persons or Sanctioned Countries in violation of any Sanctions Laws and Regulations.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01 Events of Default.

If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party in or in connection with this Agreement and the other Loan Documents or any amendment or modification hereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to the existence of the Borrower) or 5.08 or in Article VI;

(e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent or the Required Lenders to the Borrower;

(f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

(g) (i) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (ii) without limitation of the foregoing, any default in any payment obligation under a Designated Hedge Agreement that continues after the applicable grace period, if any, specified in such Designated Hedge Agreement or any other agreement or instrument relating thereto, to the extent the termination value of such Designated Hedge Agreement is greater than the greater of $75,000,000 and 5% of Consolidated Total Tangible Assets;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) the Borrower or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) the Borrower or any Material Subsidiary shall fail within sixty (60) days to pay, bond or otherwise discharge any judgments or orders for the payment of money (not covered by insurance as to which the insurer has been notified of such judgment or order and does not dispute payment) in an amount which, when added to all other such judgments or orders outstanding against the Borrower or any Material Subsidiary would exceed $75,000,000 in the aggregate, which have not been stayed on appeal or otherwise appropriately contested in good faith;

(l) the Borrower or any other Loan Party shall disavow, revoke or terminate (or attempt to terminate), in each case in writing, any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of this Agreement, the Subsidiary Guaranty or any other Loan Document; or this Agreement, the Subsidiary Guaranty or any other Loan Document shall cease to be in full force and effect (except as a result of the express terms thereof);

(m) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

(n) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

Section 7.02 Application of Certain Payments and Proceeds. All payments and other amounts received by the Administrative Agent or any Lender through the exercise of remedies hereunder or under the other Loan Documents shall, unless otherwise required by the terms of the other Loan Documents or by applicable law, be applied as follows:

(a) first, to the payment of that portion of the Obligations constituting fees, indemnities and expenses and other amounts (including attorneys’ fees and amounts due under Sections 2.15, 2.16, 2.17 and 2.19) payable to the Administrative Agent in its capacity as such;

(b) second, to the payment of that portion of the Obligations constituting fees, indemnities and expenses (including attorneys’ fees and amounts due under Sections 2.15, 2.16, 2.17 and 2.19) payable to each Lender, ratably among them in proportion to the aggregate of all such amounts;

(c) third, to the payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the aggregate of all such amounts;

(d) fourth, pro rata to the payment of (A) that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the aggregate of all such amounts, and (B) the amounts due to Designated Hedge Creditors under Designated Hedge Agreements subject to confirmation by the Administrative Agent that any calculations of termination or other payment obligations are being made in accordance with normal industry practice;

(e) fifth, to the payment of all other Obligations of the Credit Parties owing under or in respect of the Loan Documents that are then due and payable to the Administrative Agent, the Lenders and the Designated Hedge Creditors, ratably based upon the respective aggregate amounts of all such Obligations owing to them on such date; and

(f) finally, any remaining surplus after all of the Obligations (other than amounts in respect of indemnification, expense reimbursement, yield protection or tax gross-up and contingent obligations, in each case that are owing and with respect to which not claim has been made) have been paid in full, to the Borrower or to whomsoever shall be lawfully entitled thereto.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any Subsidiary that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower, so long as no Event of Default exists, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a lender or assign or otherwise transfer its rights, interests and obligations hereunder.

ARTICLE IX

[RESERVED]

ARTICLE X

MISCELLANEOUS

Section 10.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to the Borrower, to it at 6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588, Attention: Brian Andrews, Treasurer (Telecopier No. (925) 460-3648);

(ii) if to any other Loan Party, to it, c/o the Borrower, 6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588, Attention: Brian Andrews, Treasurer (Telecopier No. (925) 460-3648);

(iii) if to the Administrative Agent, to KeyBank National Association at 4900 Tiedeman Road; Mail Code: OH-01-49-0114, Brooklyn, Ohio 44144, Attention: Deanna Kristanko (facsimile: 216-370-5997; email: KAS_Servicing@keybank.com);

(iv) if to any Lender, to it at its address (or telecopy number) provided by such Lender to the Administrative Agent from time to time.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in their respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(d) Electronic Systems.

(i) Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(ii) Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Electronic System.

Section 10.02 Amendment or Waiver.

(a) Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, changed, waived or otherwise modified unless such amendment, change, waiver or other modification is in writing and signed by the Borrower, the Administrative Agent and the Required Lenders or by the Administrative Agent acting at the written direction of the Required Lenders; provided, however, that

(i) no change, waiver or other modification shall

(A) increase the amount of any Commitment of any Lender hereunder, without the written consent of such Lender;

(B) extend or postpone the Maturity Date or extend or postpone any scheduled expiration or termination date provided for herein that is applicable to a Commitment of any Lender, without the written consent of such Lender;

(C) reduce the principal amount of any Loan made by any Lender, or reduce the rate or extend the time of payment of, or excuse the payment of, interest thereon (other than as a result of (x) waiving the applicability of any post-default increase in interest rates or (y) any amendment to defined terms used in financial covenants), without the written consent of such Lender;

(D) reduce the rate or extend the time of payment of, or excuse the payment of, any Fees to which any Lender is entitled hereunder, without the written consent of such Lender; or

(E) amend, modify or waive (which shall include the waiver of any existing Default or Event of Default) any condition precedent to any extension of credit under the Term Loan Facility set forth in Section 4.02 without the written consent of the Required Lenders;

(ii) no change, waiver or other modification or termination shall, without the written consent of each Lender directly affected thereby,

(A) release the Borrower from any of its obligations hereunder or any Loan Document;

(B) release any Loan Party from the Subsidiary Guaranty, except, in the case of a Subsidiary Guarantor, in accordance with Section 22(b) of the Subsidiary Guaranty or a transaction permitted under this Agreement;

(C) amend, modify or waive any provision of this Section 10.02, Section 2.18(c), Section 2.18(e), Section 7.02 or any other provision of any of the Loan Documents pursuant to which the consent or approval of all Lenders, or a number or specified percentage or other required grouping of Lenders or Lenders having Commitments, is by the terms of such provision explicitly required;

(D) reduce the percentage specified in, or otherwise modify, the definition of Required Lenders; or

(E) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement.

(iii) (x) no change, waiver or other modification or termination shall increase or extend the Commitment or Loan of any Defaulting Lender, nor may the principal of any Loan of a Defaulting Lender be reduced, in each case without the consent of such Lender and (y) in the case of any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms, affects any Defaulting Lender more adversely than other affected Lenders, such wavier, amendment or modification shall require the consent of each such Defaulting Lender; or

(iv) the Administrative Agent, without the direction or separate authorization of the Required Lenders, may approve any change, waiver or other modification that is of a routine, administrative, ministerial or non-controversial nature, as reasonably determined by the Administrative Agent, and any such change, waiver or modification approved by the Administrative Agent shall be binding on the Lenders.

Any waiver or consent with respect to this Agreement given or made in accordance with this Section shall be effective only in the specific instance and for the specific purpose for which it was given or made.

(b) No provision of Article VIII may be amended without the consent of the Administrative Agent.

Section 10.03 Expenses; Indemnity; Damage Waiver. (a) The Company shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and the Joint Lead Arrangers and their Affiliates, including the reasonable fees, charges and disbursements of one outside counsel for the

Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Lenders (which shall be limited to one outside counsel and, if necessary, one local counsel in each appropriate jurisdiction and, solely in the case of a conflict of interest, one special conflicts counsel to all affected Indemnitees, taken as a whole), in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee (or any of its Related Parties) or from the material breach by such Indemnitee (or any of its Related Parties) of its obligations under the Loan Documents or (y) result from a dispute solely among Indemnitees (other than any claims against an Indemnitee in its capacity or in fulfilling its role as the Administrative Agent, Joint Lead Arranger or similar role under the Loan Documents) and not arising out of any act or omission by either Borrower or any of its Affiliates. This Section 10.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender’s Pro-Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(d) To the extent permitted by applicable law, no party hereto shall assert, and each such party hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof; provided that, nothing in this clause (d) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(e) All amounts due under this Section shall be payable promptly after written demand therefor.

Section 10.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower, provided that, the Borrower shall be deemed to have consented to an assignment unless the Borrower shall have objected thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; provided further that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing at the time of such assignment, any other assignee, but the Administrative Agent shall nonetheless send notice of such assignment to the Borrower; and

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, unless the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing at the time of such assignment;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts at such assignee to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), Section 2.06(d), Section 2.06(e), Section 2.07(b), Section 2.18(d) or Section 10.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more Eligible Assignees (a “Participant”), in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.05 Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Sections 2.15, 2.16, 2.17 and 10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

Section 10.06 Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 10.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 10.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 10.12 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 10.13 Material Non-Public Information.

(a) EACH LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED IN SECTION 10.12) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR ITS RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(b) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED TO THE ADMINISTRATIVE AGENT IN WRITING A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

Section 10.14 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 10.15 [Reserved.]

Section 10.16 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

Section 10.17 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Joint Lead Arrangers, and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Joint Lead Arrangers, and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Joint Lead Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, any Joint Lead Arranger nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Joint Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, any Joint Lead Arranger, nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, any Joint Lead Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.18 [Reserved.]

Section 10.19 Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

*        *        *         *        *

Schedule 1.01(a)

Lenders and Commitments

Lender	Commitment
KeyBank National Association	$50,000,000
Bank of America, N.A.	$50,000,000
DNB Capital LLC	$55,000,000
MUFG Union Bank, N.A.	$65,000,000
Citibank, N.A.	$45,000,000
HSBC Bank USA, National Association	$65,000,000
JPMorgan Chase Bank, N.A.	$65,000,000
Sumitomo Mitsui Banking Corporation	$70,000,000
U.S. Bank, National Association	$75,000,000
Wells Fargo Bank, National Association	$65,000,000
PNC Bank, National Association	$60,000,000
Compass Bank	$35,000,000

Total:	$700,000,000

Schedule 1.01(b)

Subsidiary Guarantors

Cooper Medical, Inc.

CooperSurgical, Inc.

CooperVision, Inc.

ORIGIO Inc.

Schedule 3.06

Disclosed Matters

None.

Schedule 3.14

Subsidiaries

Subsidiary	Jurisdiction of Incorporation /Formation	Owner of Material Subsidiary	Percent Owned (common stock unless otherwise specified)
CooperVision, Inc.	New York	The Cooper Companies, Inc.	100% (Common Stock – Class A and Class B)
CooperVision International Holding Company, LP	England-Wales	The Cooper Companies Global Holdings LP (Limited Partner)	99.6% (Partnership Interest)

		Cooper Holding Company LLC (General Partner)	0.4% (Partnership Interest)
CooperVision Manufacturing Limited	United Kingdom	CooperVision (UK) Holdings Ltd.	100%
Sauflon Pharmaceuticals Ltd.	United Kingdom	CooperVision (UK) Holdings Ltd.	100%
Cooper Medical, Inc.	Delaware	The Cooper Companies, Inc.	100%
CooperSurgical, Inc.	Delaware	Cooper Medical, Inc.	100%
ORIGIO Inc.	Virginia	CooperSurgical, Inc.	100%

Schedule 6.03

Existing Liens

None.

Schedule 6.04

Existing Indebtedness

1.	Guaranty Obligations of the Subsidiary Guarantors in respect of the obligations under that certain Amended and Restated $300 Million Term Loan Agreement dated as of March 1, 2016 among The Cooper Companies, Inc., as borrower, the lenders from time to time party thereto and KeyBank National Association, as administrative agent, in the aggregate principal amount of $300,000,000.

2.	Guaranty Obligations of the Subsidiary Guarantors in respect of the obligations under that certain Revolving Credit and Term Loan Agreement dated as of March 1, 2016 among The Cooper Companies, Inc., as borrower, CooperVision International Holding Company, LP, as borrower, the lenders from time to time party thereto, KeyBank National Association, as administrative agent and the other agents party thereto.

EXHIBIT A

FORM OF

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (as amended, restated, supplemented or otherwise modified, the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is [a Lender][[an [Affiliate][Approved Fund] of [identify Lender][1] ] ]

3.	Borrower(s):	The Cooper Companies, Inc

4.	Administrative Agent:	KeyBank National Association, as the administrative agent under the Loan Agreement

5.	Loan Agreement:	Amended and Restated $700 Million Term Loan Agreement, dated as of March 1, 2016, among The Cooper Companies, Inc., the Lenders parties thereto, KeyBank National Association, as Administrative Agent, and the other agents party thereto

[1]	Select as applicable.

6.	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
$	$		%
$	$		%
$	$		%

Effective Date:                 , 20    [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee, if not already a Lender, agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]

By:
Title:

[Consented to and][3] Accepted:

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[3]	To be added only if the consent of the Administrative Agent is required by the terms of the Loan Agreement.

By
Title:

[Consented to:

[THE COOPER COMPANIES, INC., as Borrower

By
Title:]][4]

[4]	To be added only if the consent of the Borrower is required by the terms of the Loan Agreement.

ANNEX I

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Agreement or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Loan Agreement.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it satisfies the requirements specified in the Loan Agreement (including the requirements of an Eligible Assignee under the Loan Agreement) that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee and (viii) it is not a Defaulting Lender or a Competitor; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the relevant Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Electronic System shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

FORM OF

COMPLIANCE CERTIFICATE

            , 20

KeyBank National Association,

  as Administrative Agent

4900 Tiedeman Road

Brooklyn, Ohio 44144

Attention: Agency Services

Each Lender party to the

  Loan Agreement referred to below

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated $700 Million Term Loan Agreement, dated as of March 1, 2016 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), among The Cooper Companies, Inc., a Delaware corporation (the “Borrower”), KeyBank National Association, as administrative agent (the “Administrative Agent”), and each lender from time to time party thereto (the “Lenders”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement. Pursuant to Section 5.01(c) of the Loan Agreement, the undersigned hereby certifies, in the capacity set forth below and not in any individual capacity, to the Administrative Agent and the Lenders as follows:

(a) I am the duly elected [Chief Financial Officer]1 of the Borrower.

(b) I am familiar with the terms of the Loan Agreement and the other Loan Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.

(c) The review described in paragraph (b) above did not disclose, and I have no knowledge of, the existence of a Default or Event of Default at the end of the accounting period covered by the attached financial statements[, except as set forth below]2.

(d) Set forth on Annex I hereto are calculations of the financial covenants set forth in Section 6.06 of the Loan Agreement, as applicable, which calculations show compliance with the terms thereof for the fiscal quarter of the Borrower ended [                    ].

Very truly yours,

[1]	Insert title of applicable Financial Officer.
[2]	If applicable, specify the details of the Default or Event of Default and any action taken or proposed to be taken with respect thereto.

THE COOPER COMPANIES, INC.

By:
Name:
Title:

Annex I

[Insert calculations demonstrating compliance with Sections 6.06(a) and 6.06(b) of the Loan Agreement]

EXHIBIT C-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated $700 Million Term Loan Agreement, dated as of March 1, 2016 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among The Cooper Companies, Inc., as the Borrower, KeyBank National Association, as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.17(f)(ii)(B)(3) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[    ]

EXHIBIT C-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated $700 Million Term Loan Agreement, dated as of March 1, 2016 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among The Cooper Companies, Inc., as the Borrower, KeyBank National Association, as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of 2.17(f)(ii)(B)(4) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 20[    ]

EXHIBIT C-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated $700 Million Term Loan Agreement, dated as of March 1, 2016 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among The Cooper Companies, Inc., as the Borrower, KeyBank National Association, as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of 2.17(f)(ii)(B)(4) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 20[    ]

EXHIBIT C-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated $700 Million Term Loan Agreement, dated as of March 1, 2016 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among The Cooper Companies, Inc., as the Borrower, KeyBank National Association, as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of 2.17(f)(ii)(B)(4) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[    ]

EXHIBIT D

FORM OF

NOTE

$[ ]	[ ] [ ], [ ]

FOR VALUE RECEIVED, the undersigned, THE COOPER COMPANIES, INC., a Delaware (the “Borrower”), hereby promises to pay, without offset or counterclaim, to [            ] (hereinafter, together with its successors in title and permitted assigns, the “Lender”) in care of the Administrative Agent to the Administrative Agent’s address at 4900 Tiedeman Road, Brooklyn, Ohio 44144, or at such other address as may be specified in writing by the Administrative Agent to the Borrower, the principal sum of [            ] Dollars ($[            ]) or, if less, the aggregate unpaid principal amount of all Loans of the Lender outstanding under the Amended and Restated $700 Million Term Loan Agreement, dated as of March 1, 2016 (as amended, restated, replaced, supplemented or modified from time to time, the “Loan Agreement”), among the Lender, the Borrower, the other lending institutions named therein and KeyBank National Association, as administrative agent (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement. Unless otherwise provided herein, the rules of interpretation set forth in Article I of the Loan Agreement shall be applicable to this Note (this “Note”).

The Borrower also promises to pay (a) principal at the times provided in the Loan Agreement and (b) interest from the date hereof on the principal amount unpaid at the rates and times set forth in the Loan Agreement and in all cases in accordance with the terms of the Loan Agreement. Late charges and other charges and default rate interest shall be paid by the Borrower in accordance with, and subject to, the terms and conditions of the Loan Agreement. The entire outstanding principal amount of this Note, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Maturity Date. The Lender may endorse the record relating to this Note with appropriate notations evidencing advances and payments of principal hereunder as contemplated by the Loan Agreement. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower in the absence of manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower.

Payments of both principal and interest are to be made in the currency in which such Loan was made and as specified in the Loan Agreement in immediately available funds to the account designated by the Administrative Agent pursuant to the Loan Agreement.

This Note is issued pursuant to, is entitled to the benefits of, and is subject to the provisions of the Loan Agreement and the other Loan Documents. The principal of this Note is subject to prepayment in whole or in part without premium or penalty (subject to the provisions of Section 2.16 of the Loan Agreement) in the manner and to the extent specified in the Loan Agreement. The principal of this Note, the interest accrued on this Note and all other obligations of the Borrower are full recourse obligations of the Borrower.

In case an Event of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Loan Agreement.

The Borrower and all the parties hereto, whether as makers, endorsers, or otherwise, hereby waive presentment for payment, demand protest and notice of any kind in connection with the delivery, acceptance, performance and enforcement of this Note (except for notices expressly required by the Loan Agreement), and also hereby assent to extensions of time of payment or forbearance or other indulgences without notice.

THIS NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page to Follow]

EXHIBIT D

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed in its name as of the date first above written.

THE COOPER COMPANIES, INC.

By:
Name:
Title:

LOANS AND PRINCIPAL PAYMENTS

	Amount of Loan Made		Interest Period (If Applicable)	Amount of Principal Repaid		Unpaid Principal Balance			Notation Made By
Date	ABR	Eurodollar Rate		ABR	Eurodollar Rate	ABR	Eurodollar Rate	Total

EXHIBIT E

FORM OF

BORROWING REQUEST

Date:             , 20

KeyBank National Association,

as Administrative Agent

4900 Tiedeman Road

Brooklyn, Ohio 44144

Attention: Agency Services

Each Lender party to the

Loan Agreement referred to below

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated $700 Million Term Loan Agreement, dated as of March 1, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”), among The Cooper Companies, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto and KeyBank National Association, as administrative agent for the Lenders (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

The Borrower hereby requests a Borrowing under the Loan Agreement as described on Annex I hereto.

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof and as of the date of the making of the requested Borrowing and after giving effect thereto:

(c) The representations and warranties of the Borrower set forth in the Loan Agreement are and shall be true and correct in all material respects (or in all respects if such representation or warranty is qualified by Material Adverse Effect or other materiality qualifier) on and as of the date of such Borrowing (except to the extent that any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty is true and correct in all material respects as of such earlier date); and

(d) No Default or Event of Default has occurred and is continuing.

If notice of the requested Borrowing was previously given by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.03 of the Loan Agreement.

THE COOPER COMPANIES, INC.

By:
Name:
Title:

Annex I

to

Borrowing Request

1.	The Business Day of the proposed Borrowing is [ ].

2.	The Type of Loan[s] comprising the proposed Borrowing [is a][are] [ABR Loan[s]] [Eurodollar Loan[s]].

3.	The aggregate amount of [the] [each] Loan is [as follows]:

[ABR Loan: $            .]

[Eurodollar Loan: $            , with an initial Interest Period of [        ] month[s].]

4.	The location and number of the Borrower’s account to which funds are to be disbursed is [ ].